Exhibit 99.3

COMPETITIVE TECHNOLOGIES LICENSES ADDITIONAL PATENT TO
MELANOTAN CORPORATION, RECEIVES ADDITIONAL SHARES OF EPITAN

Fairfield, CT - (July 26, 2005) Competitive Technologies, Inc. (AMEX: CTT) today announced that an additional patent has been licensed to Melanotan Corporation Inc (MCI). Privately-held MCI is the exclusive licensee for the portfolio of CTT-patented melanogenesis-inducing technologies. MCI has sub-licensed CTT’s portfolio to Epitan Limited (ASX:EPT), an Australian company performing clinical trials on the technology. CTT and its clients will receive royalties on any sales of products associated with this additional patent. Terms of the agreement were not disclosed.

Melanogenesis is a biochemical process that stimulates the production of eumelanin, the dark pigment of the skin which is known to protect the body from skin damage as a result of exposure to both UV-A and UV-B radiation. UV radiation can cause sunburn, which is a known prime cause of skin cancer.

“CTT is encouraged by the continued progress on this important technology, and pleased at having an additional opportunity to earn royalties for our clients”, said Dr. D. J. Freed, CTT’s President and CEO.

CTT owns 20.9% of MCI. The patented technologies invented by a team of researchers at CTT’s client, the University of Arizona, are synthetic analogues of alpha-MSH (alpha-melanocyte-stimulating hormone), a natural hormone secreted by the pituitary gland and skin cells.

Separately, CTT announced that MCI has paid an additional dividend of Epitan shares to its shareholders. As a result, CTT received an additional 660,686 shares of Epitan. The shares will be subject to the same lock up provision as the shares previously received, whereby CTT cannot sell, dispose or otherwise transfer the shares prior to October 21, 2005. CTT expects that the shares will be valued at approximately $150,000. After the dividend, CTT will own approximately 1.9 million shares of Epitan.

“We are pleased to receive the additional shares of Epitan”, said Michael D. Davidson, CTT’s Vice President and Chief Financial Officer, “and we look forward to Epitan’s future successful completion of their trials”.

About Competitive Technologies, Inc.

Competitive Technologies, established in 1968, is a full service technology transfer and licensing provider focused on the technology needs of its customers and transforming those requirements into commercially viable solutions. CTT is a global leader in identifying, developing and commercializing innovative technologies in life, electronic, nano, and physical sciences developed by universities, companies and inventors. CTT maximizes the value of intellectual assets for the benefit of its customers, clients and shareholders. Visit CTT’s website: www.competitivetech.net

Statements about our future expectations, including development and regulatory plans, and all other statements in this press release other than historical facts are “forward-looking statements” within the meaning of applicable Federal Securities Laws, and are not guarantees of future performance. When used herein, the words “anticipate,”“believe,”“intend,”“plan,”“expect,”“estimate,”“approximate,” and similar expressions, as they relate to us or our business or management, are intended to identify such forward-looking statements. These statements involve risks and uncertainties related to market acceptance of and competition for our licensed technologies, growth strategies, operating performance, industry trends, and other risks inherent in our business, including those set forth in Item 7 under the caption “Risk Factors,” in our most recent Annual Report on Form 10-K filed with the SEC on October 29, 2004, and other factors that may be described in our other filings with the SEC, and are subject to change at any time. Our actual results could differ materially from these forward-looking statements. We undertake no obligation to update publicly any forward-looking statement.

Direct inquiries to:	Johnnie D. Johnson, Strategic IR, Inc.	E-mail: jdjohnson@strategic-ir.com
	Tel. (212) 754-6565; Fax (212) 754-4333	E-mail: ctt@competitivetech.net